HARNEYS

Harney Westwood & Riegels
3501 The Center
99 Queen's Road Central
Hong Kong
Tel: +852 5806 7800
Fax: +852 5806 7810

9 February 2024

raymond.ng@harneys.com
+852 5806 7883
060272-0001-RLN

Energys Group Limited
Franklyn House, Daux Road
Billingshurst, West Sussex
RH149SJ
United Kingdom

Dear Sir or Madam

Energys Group Limited (the *Company*)

We are attorneys-at-law qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company's registration statement on Form F-1 (the ***Registration Statement***), including all amendments or supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the ***Commission***) under the United States Securities Act of 1933, as amended (the ***Securities Act***), relating to the offering by the Company of up to 2,300,000 ordinary shares of par value US$0.0001 per share (the ***Shares***).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which we regard as necessary in order to issue this opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not verified.

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1 **Existence and Good Standing**. The Company is an exempted company duly incorporated with limited liability, and is validly existing and in good standing under the laws of the Cayman Islands. It is a separate legal entity and is subject to suit in its own name.

2 **Authorised Share Capital**. Based on our review of the M&A (as defined in Schedule 1), the authorised share capital of the Company is US$30,300.00 divided into 300,000,000 ordinary shares of a par value of US$0.0001 each and 3,000,000 preference shares of a par value of US$0.0001 each.

3 **Valid Issuance of Shares.** The allotment and issue of the Shares as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Registration Statement, and when the names of the shareholders are entered in the register of members of the Company, the Shares will be validly issued, fully paid and non-assessable.

4 **Cayman Islands Law.** The statements under the headings "Enforceability of Civil Liabilities", "Material Tax Considerations" and "Description of Share Capital" in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Registration Statement. We express no opinion with respect to the commercial terms of the transactions the subject of this opinion.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings "Enforceability of Civil Liabilities", "Material Tax Considerations" and "Legal Matters" and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

Harney Westwood and Riegels

Harney Westwood & Riegels

SCHEDULE 1

List of Documents Examined

1 The certificate of incorporation of the Company dated 5 July 2022.

2 The memorandum and articles of association of the Company dated 5 July 2022 (the ***M&A***).

3 A certificate of good standing in respect of the Company issued by the Registrar of Companies dated 8 December 2023.

4 The register of directors and officers and register of members of the Company provided to us on 9 February 2024.

5 A copy of the written resolutions of the directors of the Company dated 9 February 2024 (the ***Resolutions***).

6 A certificate issued by a director of the Company dated 9 February 2024, a copy of which is attached hereto (the ***Director's Certificate***).

7 The Registration Statement filed with the Commission on 8 December 2023, and Amendment 1 thereto filed with the Commission on 6 February 2024.

(1 to 5 above are the ***Corporate Documents***, and 1 to 7 above are the ***Documents***).

SCHEDULE 2

Assumptions

1 **Authenticity of Documents.** All original Documents are authentic, all signatures, initials and seals are genuine, and all copies of Documents are true and correct copies.

2 **Corporate Documents.** All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete.

3 **Director's Certificate**. The contents of the Director's Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director's Certificate that will in any way affect this opinion.

4 **No Steps to Wind-up**. The director(s) and shareholder(s) of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the property or assets of the Company.

5 **Resolutions**. The Resolutions have been duly executed by or on behalf of the directors, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

6 **Unseen Documents.** Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

SCHEDULE 3

Qualifications

1 **Foreign Statutes.** We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2 **Commercial Terms.** Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3 **Meaning of Non-Assessable.** In this opinion the phrase ***non-assessable*** means, with respect to the issuance of Shares, that a shareholder shall not, in respect of the relevant Shares, have any obligation to make further contributions to the Company's assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4 **Good Standing.** The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act (2023 Revision) of the Cayman Islands.

Annex

Director's Certificate